Exhibit 4.9

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of January 20, 2017 by and among Pacific Drilling S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under registration number B159658 having its registered address at 8-10 Avenue de la Gare, L-1610, Luxembourg (the “Borrower”), the lenders party hereto (each, a “Lender” and, collectively, the “Lenders”), the Issuing Lenders party hereto, and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of June 3, 2013, as amended by the First Amendment to Credit Agreement, dated as of October 30, 2013, the Second Amendment and Limited Waiver to Credit Agreement, dated as of March 28, 2014, the Third Amendment to Credit Agreement, dated as of July 30, 2014, the Fourth Amendment to Credit Agreement, dated as of March 2, 2015 and the Fifth Amendment to Credit Agreement, dated as of November 5, 2015 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested the amendment of certain provisions of the Credit Agreement as set forth in this Sixth Amendment, and, subject to the terms and conditions of this Sixth Amendment, the Lenders party hereto (constituting Required Lenders) have agreed to such request as herein provided.

NOW, THEREFORE, it is agreed:

Section 1. Amendment to Credit Agreement.

(a) The following new definition is hereby added to Section 1.01 of the Credit Agreement immediately after the definition of “Significant Disposition”:

“Sixth Amendment Waiver Period”  means the period beginning January 1, 2017 through (but not including) the earliest of (i) the date on which the Borrower delivers to the Administrative Agent (A) the financial statements required pursuant to Section 9.01(a) and (B) an accompanying Compliance Certificate required pursuant to Section 9.01(f), each for the fiscal quarter ended September 30, 2017; (ii) December 14, 2017; and (iii) the date specified as the end date for the Sixth Amendment Waiver Period in any written notice (which date shall be no earlier than the date of the delivery of such written notice) from the Borrower to the Administrative Agent.”

(b) Sections 2.07(b) and 6.10 of the Credit Agreement are hereby amended to replace the references therein to “Loan Documents” with references to “Credit Documents”;
(c) Section 10.01(x) of the Credit Agreement is hereby amended to insert the

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words “; provided that during the Sixth Amendment Waiver Period no additional Liens shall be permitted to be created pursuant to this Section 10.01(x)” at the end of such section, immediately after the words “permitted to be incurred pursuant to Section 10.04(viii)”;

(d) Clause (B) of Section 10.04(iii) of the Credit Agreement is hereby amended to insert the words “except during the Sixth Amendment Waiver Period (during which period such Indebtedness shall not be permitted to be incurred),” at the beginning thereof;

(e) Section 10.04(iv) of the Credit Agreement is hereby amended to insert the words “except during the Sixth Amendment Waiver Period (during which period such Indebtedness shall not be permitted to be incurred),” immediately before the words “any Indebtedness issued to refinance or replace the Senior Notes or the Senior Term Loans in an aggregate principal amount not to exceed $1,700,000,000 at any time outstanding,”;

(f) The first paragraph of Section 10.11 is hereby amended and restated in its entirety to read as follows:

“10.11Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.  The Borrower will not, and will not permit any Credit Party to (or, in the case of the following clauses (i) and (ii)(a)(V) of this Section 10.11, the Borrower will exercise its rights in relation to each Restricted Subsidiary (whether as shareholder, stockholder, partner, and arising under contract, statute or howsoever) so that each Restricted Subsidiary shall not):”

(g) Section 10.11(ii) is hereby amended and restated in its entirety to read as follows:

“(ii) amend, modify or change any provision of (x) the documents governing the Senior Notes or the Senior Term Loan (including any refinancings or replacements thereof) permitted to remain outstanding pursuant to Section 10.04(iv) or (y) the SSCF (including any refinancings or replacements thereof) permitted to remain outstanding pursuant to Section 10.04(iii), in each case, in any manner that (a) would (I) shorten the maturity thereof, (II) increase the amortization therefor, (III) increase the pricing thereof by more than 3% per annum (or, during the Sixth Amendment Waiver Period, increase the pricing thereof by any amount), (IV) grant additional collateral from any Credit Party (other than PIDWAL) (except for any additional collateral securing the Senior Notes and the Senior Term Loans; provided that such collateral is at all times subject to the Intercreditor Agreement and is granted as additional collateral to secure the Secured Obligations) or (V) during the Sixth Amendment Waiver Period, grant additional collateral to any Person other than the Pari Passu Collateral Agent or the security agent under the SSCF from any Restricted Subsidiary that is not a Credit Party; or (b) otherwise could reasonably be expected to be materially adverse to the Lenders, unless such amendments, modifications or changes are consented to by the Administrative Agent in its reasonable discretion.”

(h) Section 11.03 of the Credit Agreement is hereby amended to insert the

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words “; provided that, solely with respect to the fiscal quarters of the Borrower ending March 31, 2017 and June 30, 2017, unless the Sixth Amendment Waiver Period has ended prior to the date of the delivery of the financial statements relating thereto, (A) any failure of the Borrower to comply with the Leverage Ratio requirements set forth in Section 10.07 and (B) so long as the ratio of Consolidated Net Debt to the number of Applicable Rigs owned by the Borrower and its Subsidiaries is not greater than $400,000,000, any failure to comply with Section 10.19, shall not in each case constitute a Default or Event of Default ” immediately before the words “or (ii) default in the due performance or observance by it of any other term,”;

(i) Clause (i) of Section 13.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents and their respective Affiliates and their partners, members, directors, officers, agents, employees and controlling persons (if any) (including the reasonable fees and disbursements of the financial advisor and legal counsel to the Administrative Agent, the Administrative Agent’s special maritime counsel and, if reasonably necessary, a single local counsel in each appropriate jurisdiction, and, in the case of a conflict of interest, one additional counsel in each jurisdiction to such affected parties similarly situated) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent, each of the Issuing Lenders and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or protection of their rights hereunder or thereunder or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or any proposal by the Borrower for such a restructuring or pursuant to any insolvency or bankruptcy proceedings;”

(j) Section 13.01 of the Credit Agreement is hereby amended by inserting the following sentence into such Section as a new paragraph at the end of such Section:

“Without limiting any of the Borrower’s reimbursement, indemnification and contribution obligations set forth in this Section 13.01, the Borrower shall pay all reasonable out-of-pocket costs and expenses, including reasonable legal and financial advisor fees and expenses, of the Administrative Agent incurred during the Sixth Amendment Waiver Period.”

Section 2. Representations and warranties.

In order to induce the Lenders to enter into this Sixth Amendment, the Borrower hereby represents and warrants that:

(a) no Default or Event of Default exists as of the Sixth Amendment Effective Date (as defined in Section 3 of this Sixth Amendment) before or after giving effect to this Sixth

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Amendment; and

(b) all of the representations and warranties contained in the Credit Agreement and in each of the other Credit Documents are true and correct in all material respects on the Sixth Amendment Effective Date both before and after giving effect to this Sixth Amendment, with the same effect as though such representations and warranties had been made on and as of the Sixth Amendment Effective Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of such date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct, only as of such specified date).

(c) Since December 31, 2013 there has not occurred a Material Adverse Effect or any event or condition has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3. Conditions to Effectiveness.

This Sixth Amendment shall become effective on the first date (the “Sixth Amendment Effective Date”) upon which the following conditions have been satisfied:

(a) each of the Borrower and the Required Lenders shall have signed a counterpart hereof and of all other Credit Documents executed in connection herewith to which each is to be, respectively, a party (whether the same or different counterparts), and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(b) each Subsidiary Guarantor shall have signed a counterpart of the acknowledgment attached to this Sixth Amendment (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(c) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to this Sixth Amendment;

(d) Since December 31, 2013, there shall not have occurred a Material Adverse Effect or any event or condition that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(e) the Administrative Agent shall have received a certificate, dated as of the Sixth Amendment Effective Date, reasonably acceptable to the Administrative Agent and signed by an Authorized Representative of the Borrower, confirming the matters set forth in Section 2 hereof;

(f) the Administrative Agent shall have received a certificate, dated the Sixth Amendment Effective Date and reasonably acceptable to the Administrative Agent, signed by an

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Authorized Representative of each Credit Party, and attested to by the secretary or any assistant secretary (or, (x) if there is no secretary or assistant secretary, an Authorized Representative, or (y) with respect to any Credit Party organized under the laws of Luxembourg, a manager or director, as applicable) of such Credit Party (other than the Authorized Representative of such Credit Party signing the certificate of such Credit Party), as the case may be, certifying (i)(A) as to the incumbency and genuineness of the signature of each Credit Party executing Credit Documents to which it is a party or (B) that such incumbency of such Credit Party executing Credit Documents to which it is a party has not changed since the date of the last certification of the same to the Administrative Agent and (ii), with respect to the Borrower only, that (A)(I) attached thereto are true, correct and complete copies of the articles or certificate of incorporation, formation or other organizational document, as applicable, of the Borrower, and all amendments thereto, certified as of a recent date by the appropriate governmental officials in its jurisdiction of incorporation or formation, as applicable, or (II) the articles or certificate of incorporation, formation or other organizational document, as applicable, of the Borrower, have not been amended since the date of the last certification of such document to the Administrative Agent and is in full force and effect on the Sixth Amendment Effective Date and (B) resolutions duly authorized by the board of directors (or other governing body) of the Borrower authorizing and approving the execution and delivery of, and performance under, the Credit Agreement, this Sixth Amendment and the other Credit Documents to which such the Borrower is a party;

(g) the Administrative Agent shall have received a true, correct and complete copies of (i) an excerpt from the Luxembourg Trade and Companies Register in relation to the Borrower and (ii) an electronic certificat de non inscription d’une décision judiciaire (certificate as to the non-inscription of a court decision), in relation to the Borrower, both dated on or about the date of the Sixth Amendment Effective Date;

(h) the Administrative Agent shall have received from Luxembourg counsel (which shall be Wildgen) an opinion covering due authorization and execution of this Sixth Amendment;

(i) the Borrower shall have paid (i) to the Administrative Agent all accrued costs, fees and expenses (including, without limitation, reasonable fees and expenses of Shearman & Sterling LLP, Holland & Knight LLP and FTI Consulting Inc. as financial advisor to the Administrative Agent (without duplication of any fees and expenses allocable to FTI Consulting Inc. under the SSCF) in connection with this Sixth Amendment for which an invoice has been provided to the Borrower at least two Business Days before the anticipated Sixth Amendment Effective Date (which invoice may include a reasonable estimate of anticipated fees and expenses through the Effective Date) and (ii) an amendment fee in an aggregate amount equal to $390,000, which the Administrative Agent shall distribute pro rata to the Lenders that have consented to this Sixth Amendment.

(j) The Borrower shall have prepaid Loans in an aggregate principal amount of $25,000,000 as a voluntary prepayment in accordance with Section 5.01 of the Credit Agreement and terminated the Commitments in respect thereof in accordance with Section 4.02 so that, upon giving effect to such prepayment and termination of Commitments, the Total Commitment is $475,000,000.

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Section 4. Miscellaneous Provisions.

(a) This Sixth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein.  The Borrower confirms and agrees that the Credit Agreement and each of the Security Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the Sixth Amendment Effective Date each reference in the Credit Agreement and the other Security Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Sixth Amendment.  The Administrative Agent, the Pari Passu Collateral Agent, the Issuing Lenders and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Sixth Amendment.  Notwithstanding Section 10.09 of the Credit Agreement, the Administrative Agent, the Pari Passu Collateral Agent, the Issuing Lenders and the Lenders acknowledge and consent to the Borrower and certain of its Restricted Subsidiaries entering into that certain Amendment No. 6 to the SSCF, dated as of even date herewith, and to the payments and the transactions contemplated thereby.

(b) This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Sixth Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(d) Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County, Borough of Manhattan, and any appellate court from any such federal or state court, for purposes of all suits, actions or legal proceedings arising out of or relating to this Sixth Amendment and the Credit Agreement or the transactions contemplated hereby or thereby.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SIXTH AMENDMENT, THE

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CREDIT AGREEMENT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(e) This Sixth Amendment is a Credit Document for the purposes of the Credit Agreement and the other Credit Documents.  From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as amended hereby.

*        *        *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.

PACIFIC DRILLING S.A.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	CEO& Director

Signature page to Sixth Amendment to Credit Agreement

Each of the undersigned, as Subsidiary Guarantors under the U.S. Subsidiary Guaranty dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified, the “Guaranty”), and as debtors, mortgagors, and/or grantors under the Security Documents, hereby (a) consents to this Sixth Amendment, and (b) confirms and agrees that the Guaranty and each of the Security Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the Sixth Amendment Effective Date each reference in the Guaranty and the other Security Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Sixth Amendment.

PACIFIC BORA LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC MISTRAL LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC SCIROCCO LTD.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC SANTA ANA S.À R.L.

By:	/s/ JOHANNES BOOTS
Name:	Johannes Boots
Title:	Manager

Signature page to Sixth Amendment to Credit Agreement

PACIFIC DRILLING LIMITED

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC INTERNATIONAL DRILLING WEST AFRICA LIMITED

By:	/s/ DICK VERHAAGEN
Name:	Dick Verhaagen
Title:	Director

PACIFIC SANTA ANA (GIBRALTAR) LIMITED

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

In the presence of a witness:

/s/ KATHLEEN GEHLHAUSEN
Name:	Kathleen Gehlhausen
Title:	Corporate Paralegal
Address:	11700 Katy Freeway, Suite 175
Houston, Tx 77079

PACIFIC DRILLSHIP S.À R.L.

By:	/s/ JOHANNES BOOTS
Name:	Johannes Boots
Title:	Manager

Signature page to Sixth Amendment to Credit Agreement

PACIFIC DRILLING, INC.

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC DRILLSHIP NIGERIA LIMITED

By:	/s/ CHRISTIAN J. BECKETT
Name:	Christian J. Beckett
Title:	President

PACIFIC DRILLING FINANCE S.À R.L.

By:	/s/ JOHANNES BOOTS
Name:	Johannes Boots
Title:	Manager

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CITIBANK, N.A., as Administrative Agent, and Lender

By:	/s/ SUGAM MEHTA
Name:	Sugam Mehta
Title:	Vice President

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

STANDARD CHARTERED BANK, as Issuing Lender and Lender

By:	/s/ MARC CHAIT
Name:	Marc Chait
Title:	Head, Americas Group Assets Management

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

NIBC BANK N.V.

By:	/s/ VIKKI GREATOR
Name:	Vikki Greatorex
Title:	Director

For institutions requiring a second signature block:

By:	/s/ YVETTE HENNEN
Name:	Yvette Hennen
Title:	Director Oil & Gas Services

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

ABN AMRO CAPITAL USA LLC

By:	/s/ RICHARD KLOMPJAN
Name:	Richard Klompjan
Title:	Executive Director

For institutions requiring a second signature block:

By:	/s/ URVASHI ZUTSHI
Name:	Urvashi Zutshi
Title:	Managing Director

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

BARCLAYS BANK PLC

By:	/s/ GRAEME PALMER
Name:	Graeme Palmer
Title:	Assistant Vice President

For institutions requiring a second signature block:

By:
Name:
Title:

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ JEROME DUVAL
Name:	Jerome Duval
Title:	Managing Director

For institutions requiring a second signature block:

By:	/s/ YANNICK LE GOURIERES
Name:	Yannick Le Gourieres
Title:	Director

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ ANDREW MCKUIN
Name:	Andrew McKuin
Title:	Managing Director

For institutions requiring a second signature block:

By:	/s/ CLIFFORD ABRAMSKY
Name:	Clifford Abramsky
Title:	Managing Director

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

GOLDMAN SACHS BANK USA

By:	/s/ DAVID CIRIGLIANO
Name:	David Cirigliano
Title:	Director

For institutions requiring a second signature block:

By:
Name:
Title:

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

ING CAPITAL LLC

By:	/s/ TANJA VAN DER WOUDE
Name:	Tanja van der Woude
Title:	Director

For institutions requiring a second signature block:

By:	/s/ HENRY RUSHTON
Name:	Henry Rushton
Title:	Vice President

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ ERLING AMUNDSEN
Name:	Erling Amundsen
Title:

For institutions requiring a second signature block:

By:	/s/ PER OLAV BUCHER-JOHANNESSEN
Name:	Per Olav Bucher-Johannessen
Title:

Signature page to Sixth Amendment to Credit Agreement

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG PACIFIC DRILLING S.A., VARIOUS LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ LEUNG YEE CHUN
Name:	Leung Yee Chun
Title:	Head, Group Special Assets Management Hong Kong

Signature page to Sixth Amendment to Credit Agreement